Exhibit 10.2

FORM OF NON-QUALIFIED STOCK OPTION AWARD

November 2, 2010

Mr. Neil R. Austrian

c/o Office Depot, Inc.

6600 North Military Trail

Mail Code: C532

Boca Raton, Florida 33496

Mr. Austrian,

We are pleased to advise you that the Board of Directors (the “Board”) of Office Depot, Inc. (the “Company”) has approved a non-qualified stock option award for you pursuant to the Office Depot, Inc. 2007 Long-Term Incentive Plan (the “Plan”), which shall be granted to you on November 2, 2010 (the “Grant Date”). This stock option award (your “Award”) relates to shares of the Company’s common stock (“Common Stock”). Capitalized terms used but not defined in this award letter (the “Award Letter”) have the meanings given to them in the Plan. This Award is subject to federal and local law and the requirements of the New York Stock Exchange.

1.	Option

Your option (the “Option”) to purchase 400,000 shares of the Company’s Common Stock (“Option Shares”) will be granted at an option price per share equal to the Fair Market Value (as defined in the Plan) of the Company’s Common Stock on the Grant Date, which shall be payable upon exercise. Your Option will expire at the close of business on November 2, 2017 (the “Expiration Date”), subject to earlier expiration as provided in paragraph 2 below. Your Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

2.	Vesting and Exercise

As permitted under Section 10.1 of the Plan, the following vesting and exercise provisions shall apply to the Option. If any inconsistencies arise with respect to the vesting and exercise periods of the Option, the applicable provisions of this Award Letter shall control.

a.

Vesting – Your Option will vest and become exercisable as follows. On each of the Grant Date and the first and second anniversaries of the Grant Date (each a “Scheduled Vesting Date”), one-third ( 1/3) of your Option Shares (rounded up to the next highest whole number of Option Shares, as necessary) will vest and become exercisable provided that you are continuously employed by, or in the service of, the Company from the Grant Date until each such Scheduled Vesting Date as follows: (i) employed as interim Chief Executive Officer (“CEO”) through the date of commencement of employment of a successor CEO of the Company (the “Successor CEO Event”), and (ii) from and after the occurrence of the Successor CEO Event, serving as a member of the Board of the Company. Notwithstanding the foregoing, subject to the occurrence of a Forfeiture Event (as defined below):

(i)	if you continue to be employed as CEO through the Successor CEO Event, then as of the date of the Successor CEO Event, the Option shall be deemed to be vested (to the extent not previously vested) and exercisable with respect to 50% of the Option Shares and the then remaining unvested shares covered by the Option shall, subject to your continued services as a member of the Board of the Company, become vested (to the extent not previously vested) and exercisable on the first anniversary of the Successor CEO Event; and

(ii)	the Option, to the extent not previously forfeited by you pursuant to a Forfeiture Event and not previously vested, shall become 100% vested and exercisable in full upon the occurrence of any of the following events:

(x)	prior to the occurrence of a Successor CEO Event, (A) your termination of employment as CEO of the Company for any reason other than your resignation or termination by the Company for Good Cause (as defined below), or (B) you have not been re-elected to the Board of the Company, despite having offered yourself as a candidate for re-election to the Board of the Company; and

(y)	following the occurrence of a Successor CEO Event, your death, your cessation of services as a director upon becoming Disabled (as defined in paragraph 2(b)(i)), or you have not been re-elected to the Board of the Company, despite having offered yourself as a candidate for re-election to the Board of the Company (other than following the occurrence of a Director Good Cause Event (as defined below)).

In addition, your Option shall be vested and exercisable in full immediately prior to the date of any “Change in Control” of the Company, as such term is defined in the Plan or as it may be otherwise defined by the Compensation Committee of the Board (the “Compensation Committee”) from time to time; provided that, you have not previously forfeited such Option in connection with a Forfeiture Event.

Notwithstanding the foregoing, the unvested portion of the Option, if any, shall be forfeited and immediately cancelled without consideration in the event of your resignation or termination of employment as CEO by the Company for Good Cause, in either case, prior to the Successor CEO Event or, thereafter, in the event of: (A) your resignation as a member of the Board of the Company, or (B) the occurrence of a Director Good Cause Event (each a “Forfeiture Event”).

Good Cause (or the occurrence of a Director Good Cause Event) shall be established only by a vote of 75% or more of the members of the Board of the Company (other than you) and shall specify the nature of such “Good Cause” or Director Good Cause Event, include a determination that you have engaged in the conduct constituting Good Cause or the Director Good Cause Event and, in the case of Good Cause, shall direct that your employment shall be terminated for Good Cause. As used herein, the term “Good Cause” shall mean: your conviction of a felony or willful malfeasance or gross negligence in discharging your duties under your letter of agreement with the Company to become interim Chairman and CEO, resulting in material harm to the Company and “Director Good Cause Event” shall mean: your conviction of a felony or willful malfeasance or gross negligence in discharging your duties as a member of the Board of the Company, resulting in material harm to the Company.

b.	Exercise Periods - The following exercise rules will apply:

i)	Death or Disability. If: (A) prior to a CEO Successor Event, you terminate employment with the Company due to death or Disability, or (B) following a CEO Successor Event, your services as a member of the Board of the Company cease due to death or Disability, your Option will be exercisable by you (in the case of Disability) or your beneficiary, surviving spouse, or estate, as applicable (in the case of death), at any time until, and will automatically be forfeited and cancelled upon, the earlier of: (a) the date which is 24 months after the later of: (i) your date of death or Disability, as applicable, or (ii) the date you cease to be a member of the Board of the Company, if different; or (b) the Expiration Date.

If you die, your Option will be exercisable by your estate or any person who acquired such Option by bequest or inheritance within such time frame.

For this purpose, you will be considered “Disabled” if the plan administrator for the Company’s long-term disability program determines that your condition satisfies the requirements to be “Disabled” under the Company’s long-term disability program regardless of whether you are eligible to participate in such program. The effective date of your Disabled status will be the later of the date on which such determination is made or the date as of which you are determined to be Disabled. Your Disabled status must become effective under the preceding sentence prior to the date on which the Option would otherwise cease to be exercisable to be recognized under this Award Letter. This definition of “Disability” applies in lieu of the definition set out in the Plan.

ii)	Termination of Employment or Cessation of Board Member Services (other than for Death, Disability, Good Cause, or Director Good Cause Event). If: (A) you voluntarily terminate employment with the Company (other than for death or Disability), (B) you are involuntarily terminated by the Company without Good Cause, or (C) following a Successor CEO Event, you resign as a member of the Board of the Company (other than for death or Disability) or you have not been re-elected to the Board of the Company, despite having offered yourself as a candidate for re-election to the Board of the Company (other than following the occurrence of a Director Good Cause Event), to the extent your Option is vested upon your date of termination, or becomes vested following your date of termination, under Paragraph 2(a) above, your vested Option Shares will be exercisable at any time until, and will automatically be forfeited and cancelled upon, the earlier of: (a) the date which is 18 months after the later of: your date of termination of employment, or the date you cease to be a member of the Board of the Company; or (b) the Expiration Date.

iii)	Termination of Employment for Good Cause; Director Good Cause Event. If: (A) prior to a Successor CEO Event, your employment with the Company is terminated for Good Cause, or (B) after a Successor CEO Event, a Director Good Cause Event occurs, then your Option, whether or not previously vested and exercisable, shall be immediately forfeited and cancelled without consideration.

3.	Expiration of Option

In no event shall any part of your Option be exercisable after the Expiration Date.

4.	Procedure for Exercise

You may exercise all or a portion of the Option (to the extent vested) pursuant to the exercise procedures specified by the Company from time to time in Plan documentation distributed to the participants and then remitting payment of the aggregate option price for the Option Shares being purchased pursuant to the prospectus of the Plan.

5.	Transferability of Award

Except as provided below, this Award: (a) is personal to you and, during your lifetime, may be exercised only by you or your guardian or legal representative; and (b) may not be sold, pledged, assigned or transferred in any manner, other than in the case of your death to your beneficiary as determined pursuant to procedures prescribed by the Committee for this purpose or by will or the laws of descent and distribution, and any such purported sale, pledge, assignment or transfer shall be void and of no effect. However, subject to applicable procedures, you may transfer your Option to an immediate family member (i.e., your spouse, child or grandchild), a trust for the benefit of such immediate family members during your lifetime, or a partnership whose only partners are such immediate family members. The transferee shall remain subject to all terms and conditions applicable to the Option prior to the transfer.

6.	Conformity with Plan

Except as provided otherwise herein, your Award is intended to conform in all respects with, and is subject to, all applicable provisions of the Plan which is incorporated herein by reference. Inconsistencies between this Award Letter and the Plan shall be resolved in accordance with the terms of the Plan except as expressly provided otherwise in this Award Letter. The Committee reserves its rights to amend or terminate the Plan at any time without your consent; provided, however, that this Option shall not, without your written consent, be adversely affected thereby (except to the extent the Committee reasonably determines that such amendment or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any stock exchange on which the Company’s stock is listed or quoted). All interpretations and determinations of the Committee or its delegate shall be final, binding and conclusive upon you and your legal representatives and any recipient of a transfer of the Option permitted by this Award Letter with respect to any question arising hereunder or under the Plan or otherwise, including guidelines, policies or regulations which govern administration of the Plan. By executing and returning the enclosed copy of this Award Letter, you agree to be bound by all of the terms of the Plan, and you acknowledge availability and accessibility of the Plan document, the Plan prospectus, and either the Company’s latest annual report to shareholders or annual report on Form 10-K on the Plan and/or Company websites. You understand that you may request paper copies of the foregoing documents by contacting the Company’s Executive Compensation Manager.

7.	Securities Laws

It is anticipated that the issuance of Option Shares to you upon exercise of your Award will be registered under the Securities Act of 1933, as amended (the “Securities Act”). In the event such issuance is not so registered however (or if such issuance would violate any other applicable federal or state securities law or rule), the Award may not be exercised until such time as the issuance is so registered, or, upon the advice of counsel to the Company, such issuance is exempt from registration under the Securities Act and any other applicable federal or state securities law or rule. Unless the Option Shares have been registered under all applicable laws, you shall represent, warrant and agree, as a condition to the exercise of the Award, that the Option Shares are being purchased for investment only and without a view to any sale or distribution of such Option Shares, and that such Option Shares shall not be transferred or disposed of in any manner without registration under such laws, unless it is the opinion of counsel for the Company that such a disposition is exempt from such registration. You acknowledge that an appropriate legend giving notice of the foregoing restrictions may appear conspicuously on all certificates evidencing the Option Shares issued upon the exercise of the Award.

8.	Employment and Successors

Nothing in the Plan or your Award shall serve to modify or amend any employment agreement you may have with the Company or to interfere with or limit in any way the right of the Company to terminate your employment at any time, or confer upon you any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue your present or any other rate of compensation subject to the terms of any employment agreement you may have with the Company. The grant of your Award shall not give you any right to any additional awards under the Plan or any other compensation plan the Company has adopted or may adopt. The agreements contained in this Award Letter shall be binding upon and inure to the benefit of any successor of the Company and any person to whom the Option may be transferred as provided in this Award Letter.

9.	Withholding

The Company may withhold, or require you to remit to the Company, an amount sufficient to satisfy any withholding or other tax due under any federal, state, local, or foreign tax law with respect to any shares issuable pursuant to your Award, and the Committee may defer such issuance unless indemnified to its satisfaction.

10.	Amendment

The Committee may amend this Award Letter by a writing that specifically states that it is amending this Award Letter, so long as a copy of such amendment is delivered to you, provided that no such amendment shall adversely affect in a material way your rights hereunder without your written consent (except to the extent the Committee reasonably determines that such amendment or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any stock exchange on which the Company’s stock is listed or quoted). Without limiting the foregoing, the Committee reserves the right to change, by written notice to you, the provisions of the Award or this Award Letter in any way it may deem necessary or advisable to carry out the purpose of the grant of the Award as a result of any change in applicable law or regulation or any future law, regulation, ruling, or judicial decisions, provided that any such change shall be applicable only to that portion of an Award that is then subject to restrictions as provided herein.

11.	Notices

Any notice to be given under the terms of this Award Letter to the Company shall be addressed to the Company as follows:

Office Depot, Inc.

c/o Vice President, Global Compensation, Benefits and HRIM

6600 North Military Trail

Boca Raton, FL 33496

Any notice to be given under the terms of this Award Letter to you shall be addressed to you at the address listed in the Company’s records. By a notice given pursuant to this section, either party may designate a different address for notices. Any notice shall be deemed to have been duly given when personally delivered (addressed as specified above) or when enclosed in a properly sealed envelope (addressed as specified above) and deposited, postage prepaid, with the U.S. postal service or an express mail company.

12.	Severability

If all or any part of this Award Letter or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Award Letter or the Plan not declared to be unlawful or invalid. Any section of this Award Letter (or part of such a section) so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

13.	Entire Agreement

This Award Letter contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, oral or written, with respect to the subject matter herein. By executing and returning the enclosed copy of this Award Letter, you accept the Award in full satisfaction of any and all obligations of the Company to grant equity compensation awards to you as of the date hereof.

14.	Governing Law

This Award Letter will be governed by and enforced in accordance with the laws of the State of Florida, without giving effect to its conflicts of laws rules of the principles of the choice of law.

15.	No Rights as Shareholder

You shall have no rights as a holder of Company Common Stock with respect to the Option Shares, unless and to the extent that you exercise the Option provided hereunder, and the Option Shares are registered in your name as owner.

16.	Venue

Any action or proceeding seeking to enforce any provision of or based on any right arising out of this Award Letter may be brought against you or the Company only in the courts of the State of Florida or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, West Palm Beach Division; and you and the Company consent to the jurisdiction of such courts in any such action or proceeding and waive any objection to venue laid therein.

Please execute the enclosed copy of this Award Letter and return it to the Company’s Executive Compensation Manager at the address below to confirm your understanding and acknowledgment of the terms contained in this Award Letter:

Office Depot, Inc.

c/o Matt VonDette

Executive Compensation Manager

6600 North Military Trail

Boca Raton, FL 33496

* * * * *

Very truly yours,

OFFICE DEPOT, INC.

By:
Daisy Vanderlinde
EVP, Human Resources

Enclosure: Copy of Non-Qualified Stock Option Award Letter for return to Company

Acceptance of Non-Qualified Stock Option Award Letter:

Signature:

Name:	Neil R. Austrian

Date: